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                                                                      EXHIBIT 99

PRESS RELEASE                           Source:  First Acceptance Corporation
                                        Contact:  Steve Harrison  (615) 844-2900

FIRST ACCEPTANCE CORPORATION ANNOUNCES RESIGNATION OF CHARLES D. HAMILTON, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

NASHVILLE, TN, November 30, 2005 /PRNewswire-FirstCall/ -- First Acceptance Corporation (NYSE: FAC) today announced the resignation of Charles D. Hamilton, the Company's Senior Vice President and Chief Financial Officer, who is leaving to pursue other interests.

         Stephen J. Harrison, the Company's President and Chief Executive Officer, commented, "We appreciate Chuck's contributions to the Company, and we wish him well in his future endeavors. We will immediately begin a thorough process to identify his successor, during which Michael J. Bodayle, the Chief Financial Officer of our insurance company operations, will serve as our interim chief financial officer. We believe Mike's experience with the Company and in the insurance industry will allow us to manage this transition seamlessly."

ABOUT FIRST ACCEPTANCE CORPORATION

         First Acceptance Corporation began its operations as Liberte Investors, Inc. in 1986. Its insurance subsidiary, USAuto, which began operations in 1995, provides non-standard private passenger automobile insurance, primarily through employee-agents. As of November 1, 2005, the Company leased 356 retail offices in 12 states. The Company's insurance company subsidiaries are licensed to do business in 24 states.